UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2013

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C17075-1995	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One E Washington Street, Suite 1400, Phoenix, Arizona		85004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-389-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2013, Western Alliance Bancorporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of the Company’s common stock, par value of $0.0001 per share, voted in person or by proxy at the Annual Meeting was 75,975,037, representing approximately 87% of the 87,079,916 shares outstanding and entitled to vote at the Annual Meeting. All matters voted upon at the Annual Meeting were approved with the required votes. The matters that were voted upon at the Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

Proposal 1 Election of Directors

The Company’s stockholders elected four Class II directors to each serve for a three-year term expiring in 2016. The voting results were as follows:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Cary Mack	65,351,570	441,114	0	10,182,353
Todd Marshall	64,277,354	1,515,330	0	10,182,353
M. Nafees Nagy	65,161,616	631,068	0	10,182,353
James E. Nave	64,182,111	1,610,573	0	10,182,353

Proposal 2 Advisory (Non-Binding) Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, executive compensation. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,374,227	1,294,408	124,049	10,182,353

Proposal 3 Ratification of Auditor

The Company’s stockholders ratified the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,008,115	877,664	89,258	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

May 21, 2013	By:	Dale Gibbons

Name: Dale Gibbons
Title: Chief Financial Officer